Exhibit 99.1


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                               Kenneth H. Shubin Stein, MD, CFA
                                                1995 Broadway, Suite 1801
                                                New York, NY 10023


Date(s) of Event Requiring Statement:           03/24/08
                                                03/25/08
Issuer and Ticker Symbol:                       Resource America, Inc. (REXI)
Relationship to Issuer:                         10% Owner
Designated Filer:                               Spencer Capital Management, LLC


Title of Security:                           Common Stock


Transaction Date                             03/24/08
Transaction Code                             S
Amount of Securities and Price               300 at $10.98 per share
                                             800 at $10.99 per share
                                             4,497 at $11.00 per share
                                             3,016 at $11.01 per share
                                             4,828 at $11.02 per share
                                             2,673 at $11.03 per share
                                             3,629 at $11.04 per share
                                             2,057 at $11.05 per share
                                             3,295 at $11.06 per share
                                             4,802 at $11.07 per share
                                             15,000 at $11.08 per share
                                             16,543 at $11.09 per share
                                             6,224 at $11.10 per share
                                             5,200 at $11.11 per share
                                             2,100 at $11.12 per share
                                             1,900 at $11.13 per share
                                             1,236 at $11.14 per share
                                             400 at $11.15 per share
                                             100 at $11.16 per share
                                             100 at $11.17 per share
                                             300 at $11.18 per share

Transaction Date                             03/25/08
Transaction Code                             S
Amount of Securities and Price               373 at $11.25 per share
                                             700 at $11.26 per share
                                             100 at $11.27 per share
                                             411 at $11.28 per share
                                             100 at $11.29 per share
                                             1,453 at $11.30 per share
                                             1,341 at $11.31 per share
                                             2,676 at $11.32 per share
                                             3,105 at $11.33 per share
                                             601 at $11.34 per share
                                             600 at $11.35 per share
                                             200 at $11.36 per share
                                             700 at $11.37 per share
                                             300 at $11.38 per share
                                             100 at $11.41 per share

Securities Acquired (A) or Disposed of (D)   D
Amount of Securities Beneficially Owned
Following Reported Transactions              2,339,529
Ownership Form:                              I
Nature of Indirect Beneficial Ownership:     (1)